EXHIBIT 32

CERTIFICATIONS OF THE CEO AND CFO REQUIRED BY
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U.S. CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Sterling Bancorp, a New York corporation (the “Company”), hereby certifies that:

The Annual Report on Form 10-K for the year ended December 31, 2009 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2010	/s/ Louis J. Cappelli

Name: Louis J. Cappelli
Title: Chairman and Chief Executive Officer

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of the Company, hereby certifies that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated February 25, 2010	/s/ John W. Tietjen

Name: John W. Tietjen
Title: Executive Vice President
and Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and are not being filed as part of the Report or as a separate disclosure document.